UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2026

Gen Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-17781 (Commission File Number)			77-0181864 (I.R.S. Employer Identification Number)
60 E. Rio Salado Parkway,		Suite 1000,
	Tempe,	Arizona	85281
(Address of principal executive offices and zip code)
	(650)	527-8000
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock,	par value $0.01 per share	GEN	The Nasdaq Stock Market LLC
Contingent Value Rights		GENVR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 27, 2026, Gen Digital Inc. (“Gen Digital” or the “Company”) entered into the Third Amendment to Amended and Restated Credit Agreement (the “Amendment”) with the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, pursuant to which Gen Digital amended its existing Amended and Restated Credit Agreement, dated as of September 12, 2022 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 5, 2024 and the Second Amendment to Amended and Restated Credit Agreement dated as of April 16, 2025, the “Existing Credit Agreement”).

Pursuant to the Amendment, the Company (i) extended the maturity date with respect to its $1,500 million Revolving Credit Facility (as defined in the Existing Credit Agreement) to March 27, 2031, subject to a springing maturity date if Gen Digital does not satisfy a minimum liquidity test (the “Extended Maturity Date”), (ii) extended the maturity date with respect to a portion of its Initial Tranche A Term Loans (as defined in the Existing Credit Agreement) to the Extended Maturity Date through the establishment of a new class of term loans (the “Extended Term A Loans”), (iii) incurred additional Extended Term A Loans, the proceeds of which, together with cash on hand, were used to repay in full all remaining Initial Tranche A Term Loans, and (iv) made certain other changes to the Existing Credit Agreement.

The Company’s $2,741 million Extended Term A Loans will bear interest, at the Company’s option, at either a rate equal to (x) the bank’s base rate plus a margin based on the better of (i) the debt rating of the Company’s non-credit-enhanced, senior unsecured long-term debt (the “Debt Rating”) and (ii) the ratio of consolidated funded debt to consolidated EBITDA (the “Total Leverage Ratio”) of the Company or (y) the secured overnight financing rate plus a margin based on (i) the Debt Rating and (ii) the Total Leverage Ratio of the Company.

The Revolving Facility has no amortization. The Extended Term A Loans will amortize in equal quarterly installments in aggregate annual amounts equal to 5.00% of the original principal amount for the entire term of such facility.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of March, 2026.

Gen Digital Inc.

By:	/s/ Bryan S. Ko
Bryan S. Ko
Chief Operating Officer, Chief Legal Officer and Secretary